Exhibit 99.1

Cactus Announces Second Quarter 2022 Results

HOUSTON – August 4, 2022 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2022.
Second Quarter Highlights
•Revenue of $170.2 million and income from operations of $44.2 million;
•Net income of $35.8 million(1) and diluted earnings per Class A share of $0.44(1);
•Adjusted net income(2) of $33.4 million and diluted earnings per share, as adjusted(2) of $0.44;
•Net income margin of 21.0% and adjusted net income margin(2) of 19.6%;
•Adjusted EBITDA(3) and Adjusted EBITDA margin(3) of $55.5 million and 32.6%, respectively;
•Cash flow from operations of $31.0 million; and
•Cash balance of $311.7 million and no bank debt outstanding as of June 30, 2022.
Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
	(in thousands)
Revenues	$170,215	$145,899	$108,893
Income from operations	$44,241	$30,990	$17,314
Net income(1)	$35,780	$27,083	$14,774
Net income margin	21.0%	18.6%	13.6%
Adjusted net income(2)	$33,409	$22,859	$12,336
Adjusted net income margin(2)	19.6%	15.7%	11.3%
Adjusted EBITDA(3)	$55,506	$42,333	$28,908
Adjusted EBITDA margin(3)	32.6%	29.0%	26.5%

(1)Net income during the first quarter of 2022 is inclusive of $1.1 million in other expense related to the revaluation of the tax receivable agreement (“TRA”) liability, a $1.0 million tax benefit related to the revaluation of our deferred tax asset and a $1.7 million tax benefit related to equity compensation. Net income during the second quarter of 2021 is inclusive of a $3.0 million income tax benefit associated with a partial release of a valuation allowance in connection with the redemption of units in Cactus Wellhead, LLC (“Cactus LLC”) by Cadent and other members during the period, $0.6 million of income tax expense related to changes in our foreign tax credit position and $1.0 million in other expense related to the revaluation of the TRA liability.
(2)Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(3)Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.

Scott Bender, President and CEO of Cactus, commented, “We were pleased with our strong performance during the second quarter. Revenue growth during the period outpaced the change in the domestic rig count while margin improvement was robust across all business lines. Product revenue generated per U.S. land rig followed(1) was up over ten percent sequentially. In our Rental business line, revenue and margins continued their upward trajectory. In Field Service, steps taken during the second quarter to offset inflationary pressures impacting labor and transportation contributed to significant margin improvement.

“For the third quarter, we anticipate further revenue growth across our various business lines. Of note, the Company’s first Product sales into South America and the Middle East are expected to be recognized in the third quarter. We remain well positioned in our Rental business, as customers continue to recognize the value of our products and execution.”

Mr. Bender concluded, “Second quarter results demonstrated the emphasis we place on margins and returns. Management will continue to run the business with these values in mind. Additionally, we continue to focus on increasing the quality of our customer base in an industry where availability of resources, particularly labor, is tight. Looking forward, a continued focus on our supply chain leaves us well positioned to support additional activity gains. Finally, we are witnessing encouraging signs that the overall rate of cost inflation may be moderating.”

(1)Additional information regarding market share and rigs followed is located in the Supplemental Information tables.
Revenue Categories
Product

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
	(in thousands)
Product revenue	$112,232	$94,040	$70,345
Gross profit	$43,060	$33,120	$22,245
Gross margin	38.4%	35.2%	31.6%

Second quarter 2022 product revenue increased $18.2 million, or 19.3%, sequentially, as sales of wellhead and production related equipment increased due to higher drilling activity and cost recovery efforts. Gross profit increased $9.9 million, or 30.0%, sequentially, with margins increasing 320 basis points due to operating leverage and cost recovery.

Rental

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
	(in thousands)
Rental revenue	$23,695	$22,343	$14,644
Gross profit	$8,367	$7,254	$241
Gross margin	35.3%	32.5%	1.6%

Second quarter 2022 rental revenue increased $1.4 million, or 6.1%, sequentially, due to higher customer activity. Gross profit increased $1.1 million sequentially and margins increased 280 basis points due to depreciation expense representing a lower percentage of revenue and lower equipment repair costs during the period.

Field Service and Other

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
	(in thousands)
Field service and other revenue	$34,288	$29,516	$23,904
Gross profit	$7,554	$4,710	$6,212
Gross margin	22.0%	16.0%	26.0%

Second quarter 2022 field service and other revenue increased $4.8 million, or 16.2%, sequentially, as higher customer activity drove an increase in associated billable hours. The Company also took measures to address inflation in fuel and labor costs experienced this year. Gross profit increased $2.8 million, or 60.4%, sequentially, with margins increasing by 600 basis points sequentially.
Selling, General and Administrative Expenses (“SG&A”)
SG&A expense for the second quarter of 2022 was $14.7 million (8.7% of revenues), compared to $14.1 million (9.7% of revenues) for the first quarter of 2022 and $11.4 million (10.5% of revenues) for the second quarter of 2021. The sequential increase was primarily due to increased bonus accruals due to stronger than expected financial performance.
Liquidity, Capital Expenditures and Other
As of June 30, 2022, the Company had $311.7 million of cash and no bank debt outstanding. Operating cash flow was $31.0 million for the second quarter of 2022. During the second quarter, the Company made dividend payments and associated distributions of $8.3 million.

Net cash used in investing activities was $5.6 million during the second quarter of 2022, driven largely by additions to the Company’s fleet of rental equipment. For the full year 2022, the Company expects net capital expenditures to be in the range of $20 million to $30 million.

As of June 30, 2022, Cactus had 60,612,784 shares of Class A common stock outstanding (representing 79.9% of the total voting power) and 15,262,826 shares of Class B common stock outstanding (representing 20.1% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.11 per share of Class A common stock with payment to occur on September 15, 2022 to holders of record of Class A common stock at the close of business on August 29, 2022. A corresponding distribution of up to $0.11 per CW Unit has also been approved for holders of CW Units of Cactus Wellhead, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results on August 4, 2022 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call and obtain a dial-in number and passcode. An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Haynesville, Eagle Ford and Bakken, among other areas, and in Eastern Australia. Cactus also conducts rental and service operations in the Kingdom of Saudi Arabia.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.
Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in thousands, except per share data)
Revenues
Product revenue	$112,232	$70,345	$206,272	$122,301
Rental revenue	23,695	14,644	46,038	27,133
Field service and other revenue	34,288	23,904	63,804	43,876
Total revenues	170,215	108,893	316,114	193,310

Costs and expenses
Cost of product revenue	69,172	48,100	130,092	84,621
Cost of rental revenue	15,328	14,403	30,417	26,574
Cost of field service and other revenue	26,734	17,692	51,540	32,155
Selling, general and administrative expenses	14,740	11,384	28,834	21,011
Total costs and expenses	125,974	91,579	240,883	164,361
Income from operations	44,241	17,314	75,231	28,949

Interest income (expense), net	304	(181)	204	(333)
Other expense, net	—	(1,004)	(1,115)	(1,410)
Income before income taxes	44,545	16,129	74,320	27,206
Income tax expense (benefit)	8,765	1,355	11,457	(2,704)
Net income	$35,780	$14,774	$62,863	$29,910
Less: net income attributable to non-controlling interest	8,636	4,381	15,103	7,958
Net income attributable to Cactus, Inc.	$27,144	$10,393	$47,760	$21,952

Earnings per Class A share - basic	$0.45	$0.19	$0.80	$0.42
Earnings per Class A share - diluted (a)	$0.44	$0.18	$0.78	$0.37

Weighted average shares outstanding - basic	60,523	55,048	59,909	52,124
Weighted average shares outstanding - diluted (a)	76,322	75,997	76,262	75,955

(a)Dilution for the three and six months ended June 30, 2022 includes $9.0 million and $15.7 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 25.0% and 15.4 million and 15.9 million weighted average shares of Class B common stock outstanding, plus the effect of dilutive securities. Dilution for the three and six months ended June 30, 2021 includes $4.6 million and $8.5 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 28% and 20.7 and 23.5 million weighted average shares of Class B common stock outstanding, respectively, plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2022	2021
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$311,684	$301,669
Accounts receivable, net	125,821	89,205
Inventories	149,037	119,817
Prepaid expenses and other current assets	7,985	7,794
Total current assets	594,527	518,485

Property and equipment, net	130,376	129,117
Operating lease right-of-use assets, net	20,910	22,538
Goodwill	7,824	7,824
Deferred tax asset, net	315,495	303,074
Other noncurrent assets	992	1,040
Total assets	$1,070,124	$982,078

Liabilities and Equity
Current liabilities
Accounts payable	$57,366	$42,818
Accrued expenses and other current liabilities	33,620	28,240
Current portion of liability related to tax receivable agreement	11,769	11,769
Finance lease obligations, current portion	5,630	4,867
Operating lease liabilities, current portion	5,253	4,880
Total current liabilities	113,638	92,574

Deferred tax liability, net	1,247	1,172
Liability related to tax receivable agreement, net of current portion	288,659	269,838
Finance lease obligations, net of current portion	6,912	5,811
Operating lease liabilities, net of current portion	15,860	17,650
Total liabilities	426,316	387,045

Equity	643,808	595,033
Total liabilities and equity	$1,070,124	$982,078

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2022	2021
	(in thousands)
Cash flows from operating activities
Net income	$62,863	$29,910
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	17,592	18,352
Deferred financing cost amortization	84	84
Stock-based compensation	5,016	4,438
Provision for expected credit losses	240	149
Inventory obsolescence	959	1,566
Gain on disposal of assets	(518)	(613)
Deferred income taxes	8,504	(4,506)
Loss from revaluation of liability related to tax receivable agreement	1,115	1,004
Changes in operating assets and liabilities:
Accounts receivable	(36,484)	(27,858)
Inventories	(30,670)	(2,569)
Prepaid expenses and other assets	(210)	499
Accounts payable	14,238	12,774
Accrued expenses and other liabilities	5,494	9,999
Net cash provided by operating activities	48,223	43,229

Cash flows from investing activities
Capital expenditures and other	(13,752)	(5,461)
Proceeds from sale of assets	876	1,108
Net cash used in investing activities	(12,876)	(4,353)

Cash flows from financing activities
Payments on finance leases	(2,987)	(2,479)
Dividends paid to Class A common stock shareholders	(13,335)	(9,426)
Distributions to members	(3,348)	(3,560)
Repurchase of shares	(4,495)	(3,174)
Net cash used in financing activities	(24,165)	(18,639)

Effect of exchange rate changes on cash and cash equivalents	(1,167)	186

Net increase in cash and cash equivalents	10,015	20,423

Cash and cash equivalents
Beginning of period	301,669	288,659
End of period	$311,684	$309,082

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
	(in thousands, except per share data)
Net income	$35,780	$27,083	$14,774
Adjustments:
Other non-operating expense, pre-tax(1)	—	1,115	1,004
Income tax expense differential(2)	(2,371)	(5,339)	(3,442)
Adjusted net income	$33,409	$22,859	$12,336

Diluted earnings per share, as adjusted	$0.44	$0.30	$0.16

Weighted average shares outstanding, as adjusted(3)	76,322	76,162	75,997

Revenue	$170,215	$145,899	$108,893
Net income margin(4)	21.0%	18.6%	13.6%
Adjusted net income margin	19.6%	15.7%	11.3%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 25% on income before income taxes for the three months ended June 30, 2022, 26% for the three months ended March 31, 2022, and 28% for the three months ended June 30, 2021.
(3)Reflects 60.5, 59.3, and 55.0 million weighted average shares of basic Class A common stock outstanding and 15.4, 16.5 and 20.7 million of additional shares for the three months ended June 30, 2022, March 31, 2022 and June 30, 2021, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.
(4)Net income margin represents net income divided by total revenue.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021
	(in thousands)			(in thousands)
Net income	$35,780	$27,083	$14,774	$62,863	$29,910
Interest (income) expense, net	(304)	100	181	(204)	333
Income tax expense (benefit)	8,765	2,692	1,355	11,457	(2,704)
Depreciation and amortization	8,915	8,677	9,159	17,592	18,352
EBITDA	53,156	38,552	25,469	91,708	45,891
Other non-operating expense(1)	—	1,115	1,004	1,115	1,004
Secondary offering related expenses(2)	—	—	—	—	406
Stock-based compensation	2,350	2,666	2,435	5,016	4,438
Adjusted EBITDA	$55,506	$42,333	$28,908	$97,839	$51,739

Revenue	$170,215	$145,899	$108,893	$316,114	$193,310
Net income margin(3)	21.0%	18.6%	13.6%	19.9%	15.5%
Adjusted EBITDA margin	32.6%	29.0%	26.5%	31.0%	26.8%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.
(3)Net income margin represents net income divided by total revenue.

Cactus, Inc. – Supplemental Information
Depreciation and Amortization by Category
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2022	2022	2021	2022	2021
	(in thousands)			(in thousands)
Cost of product revenue	$751	$748	$814	$1,499	$1,620
Cost of rental revenue	6,252	6,167	6,491	12,419	13,116
Cost of field service and other revenue	1,802	1,673	1,753	3,475	3,408
Selling, general and administrative expenses	110	89	101	199	208
Total depreciation and amortization	$8,915	$8,677	$9,159	$17,592	$18,352

Cactus, Inc. – Supplemental Information
Estimated Market Share
(unaudited)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

	Three Months Ended
	June 30,	March 31,	June 30,
	2022	2022	2021
Cactus U.S. onshore rigs followed	275	254	182
Baker Hughes U.S. onshore rig count quarterly average	697	616	436
Market share	39.5%	41.2%	41.7%